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                                                                    EXHIBIT 10.3

                        CHEMICAL WASTE MANAGEMENT, INC.
                         CORPORATE INCENTIVE BONUS PLAN

1. PURPOSE. The purpose of the Chemical Waste Management, Inc. Corporate Incentive Bonus Plan (the "Plan") is to advance the interests of Chemical Waste Management, Inc. (the "Company") by providing for annual bonuses for officers of the Company so as to attract and retain such officers, make their compensation competitive with other opportunities, and to the extent provided herein provide them with an incentive to strive to increase the Company's earnings by focusing on the Company's Expanded Management System ("EMS").

2.   ADMINISTRATION.   With respect to participation by individuals who are
executive officers of the Company, the Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Board may in its discretion designate the Board or a committee other than the Committee to administer the Plan, in which event the Board or such other committee shall be deemed the "Committee" hereunder. Notwithstanding the foregoing, with respect to participation in the Plan by individuals who are not executive officers of the Company, the Plan shall be administered by a committee composed of the Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company (or one or more persons designated by them), and all references herein to the "Committee" shall be deemed to mean such committee as to matters involving the participation of such officers in the Plan.

3.   PARTICIPANTS;  TERMINATION OF EMPLOYMENT.

     (a) Participants in the Plan shall be selected by the Committee on an annual basis. Participation shall be limited to officers of the Company.

     (b) Officers who become eligible to participate in the Plan after the beginning of a calendar year (a "Plan Year") shall, subject to selection and approval by the Committee, be entitled to a bonus prorated to reflect such participant's actual number of full months of participation during the Plan Year.

     (c) If, during the Plan Year, a participant's job assignment is modified such that the participant's target bonus (as described below) is no longer representative of the participant's position, the participant's target bonus shall be adjusted, subject to Committee approval, as of the first day of the month following the change in position to a target bonus commensurate with the participant's new position. Thereafter, the participant shall be entitled to a performance award under the Plan prorated between the target bonus categories to reflect the number of months during the Plan Year during which the participant participated under each such category.
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     (d)  A participant whose employment with the Company terminates during the
Plan Year shall not be entitled to the payment of a bonus under the Plan, except as the Committee may otherwise determine in its sole discretion. Nothing contained in the Plan shall confer upon any participant any right to be continued in the employ of the Company or interfere in any way with the right of the Company to terminate a participant's employment at any time.

4.   BONUSES.

     (A) DEFINITIONS.

     As used in this Plan:

          (i) "Targeted Attainment Percentage" shall mean the EPS Targeted Attainment Percentage, the Core Business Targeted Attainment Percentage and the Business Unit Targeted Attainment Percentage, as the context shall require.

          (ii) "EPS Targeted Attainment Percentage" shall mean a percentage of the budgeted earnings per share of the Company's common stock, as designated by the Committee.

          (iii) "Core Business Targeted Attainment Percentage" shall mean a percentage of the budgeted pre-tax earnings of the Company exclusive of the results of the Company's Rust International Inc. subsidiary, as designated by the Committtee.

          (iv) "Business Unit Targeted Attainment Percentage" shall mean a percentage of the budgeted pre-tax earnings of a particular business unit of the Company, as designated by the Committee.

     (B) PERFORMANCE CRITERIA AND TARGET BONUS.

     (i) Each participant in the Plan shall be eligible to receive such bonus, if any, for each Plan Year as may be payable pursuant to the applicable performance criteria described below. The Committee shall, on an annual basis, establish a "target bonus" for each participant equal to a percentage of base salary of such participant paid for such Plan Year.

     (ii) Participants in the Plan shall have their bonuses, if any, for a Plan Year determined on the basis of:

          (A) the EPS Targeted Attainment Percentage achieved for the Plan Year;

          (B) the Core Business Targeted Attainment Percentage achieved for the Plan Year;

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          (C) the Business Unit Targeted Attainment Percentage applicable to a
     Business Unit of the Company for which such participant has substantial management responsibility achieved for the Plan Year; or

          (D) a weighted average of two or more of (A), (B) and (C) above.

     The Committee shall for each Plan Year establish (x) the criteria from (A) through (D) above to apply to each participant, (y) as to participants to whom the criteria specified in (A), (B) or (C) above are applicable (but not (D)), the percentage of target bonus earned at various levels of the relevant Targeted Attainment Percentage, including the minimum relevant Targeted Attainment Percentage below which no portion of target bonus shall be earned and (z) in the case of the criterion specified in (D) above, the portion of the participant's target bonus which is to be determined by reference to each of the relevant Targeted Attainment Percentages listed in clauses (A), (B) and (C) above, and the percentages of target bonus earned at various levels of the relevant Targeted Attainment Percentages listed in (A), (B) and (C) above, including the minimum relevant Targeted Attainment Percentage below which no portion of target bonus shall be earned as to such Targeted Attainment Percentage.

     (iii) Notwithstanding the foregoing, (A) no bonus shall be payable to the Chief Executive Officer of the Company if the Committee shall have determined that he has not established programs and systems which are adequate to further the implementation of each of the Principles in the Chemical Waste Management, Inc. Environmental Policy, and (B) no bonus shall be payable to any other participant unless his or her individual performance for the Plan Year as evaluated pursuant to EMS shall have been satisfactory.

     (C) ACCOUNTING.

     The earnings per share of the Common Stock for any year shall be as determined by the Company's independent public accountants on a primary, rather than fully-diluted, basis. In the event that there are recorded special items in income or expense, or changes in generally accepted accounting principles or accounting methods are implemented, which render the earnings per share or pre-tax earnings data not comparable between years or the targeted objectives specified above incompatible with the purpose and intent of the Plan, the Committee may in its sole discretion make appropriate adjustments to the earnings per share or pre-tax earnings data or such objectives.

     (d)  EVALUATION OF EMS PERFORMANCE.

     The EMS performance of each participant (other than the Chief Executive Officer) during the Plan Year shall be determined by the participant's immediate supervisor (who, if other than the Chief Executive Officer, will do so in consultation with the Chief Executive Officer of the Company).

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5.   PAYMENT.  Payment of bonuses for any Plan Year shall be in cash and made as promptly as practicable following completion of the Company's consolidated financial statements for such Plan Year.

6. ADJUSTMENTS FOR CHANGES IN STOCK, MERGERS, ETC. In the event of dividends payable in Common Stock or in the case of the subdivision or combination of Common Stock, appropriate revision shall be made in the earnings per share objectives set forth in Section 4 above. In the event of a Change in Control (as such term is defined in the Chemical Waste Management, Inc. 1992 Stock Option Plan, as amended from time to time) of the Company (i) the Plan Year shall end as of the end of the calendar quarter coincident with or next following the date of such Change in Control (or such other date as established by the Committee), (ii) the Committee shall cause the bonuses payable to participants to be promptly calculated and (iii) the Company shall pay such bonuses to participants as promptly as practicable following the Committee's determination, notwithstanding any Plan provision to the contrary. In calculating the bonuses payable to participants in connection with a Change in Control, the Committee is authorized to take into consideration such factors as the shortened Plan Year, and any other equitable adjustments to the formulae established by the Committee pursuant to Section 4 as it deems appropriate.

7. PARTICIPANT'S INTERESTS. A participant's benefits hereunder shall at all times be reflected on the Company's books as a general unsecured and unfunded obligation of the Company and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company.

8. NON-ALIENATION OF BENEFITS. All rights and benefits under the Plan are personal to the participant and neither the Plan nor any right or interest of a participant or any person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company's consent.

9. WITHHOLDING FOR TAXES. Notwithstanding any other provisions of this Plan, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state's income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

10. NO EMPLOYMENT RIGHTS. The Plan is not a contract of employment and participation in the Plan will not cause any participant to have any rights to continue as an employee of the Company, or any right or claim to any benefit under the Plan, except as specifically provided herein.

11. GENDER AND NUMBER. Where the context admits, words denoting men include women, the plural includes the singular, and the singular includes the plural.

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12.  COMMITTEE OR COMPANY DETERMINATIONS FINAL.  Each determination provided for in the Plan shall be made by the Committee or the Company, as the case may be, under such procedures as may from time to time be prescribed by the Committee or the Company and shall be made in the sole discretion of the Committee or the Company as the case may be. Any such determination shall be conclusive.

13. AMENDMENT OR TERMINATION. The Committee may in its sole discretion terminate or amend the Plan from time to time. No such termination or amendment shall alter a participant's right to receive a distribution as previously awarded to such participant.

14. SUCCESSORS. The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

15. CONTROLLING LAW. The Plan shall be construed in accordance with the internal laws of the State of Illinois.


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